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Exhibit (a)(1)(iii)

        Notice of Guaranteed Delivery
For Tender of Shares of Common Stock
and/or Shares of Series A Convertible Preferred Stock
of
Blue Bird Corporation

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 15, 2018, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE "EXPIRATION DATE").

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your shares of Common Stock and/or Preferred Stock (each as defined below) but:

  •
  in the case of your Common Stock, your certificates for the shares of Common Stock are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

  •
  in the case of your Common Stock or Preferred Stock, you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

  •
  in the case of your Common Stock or Preferred Stock, your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase dated September 14, 2018 (as it may be amended or supplemented from time to time, the "Offer to Purchase").

        This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or by facsimile transmission (for eligible institutions only) prior to the Expiration Date. See Section 3 of the Offer to Purchase.

Deliver to:

Continental Stock Transfer & Trust Company

the Depositary for the Offer

If delivering by mail or by express mail, courier or other expedited service:
1 State Street, 30th Floor
New York, NY 10004

If delivering by fax:
(212) 616-7610
 This fax can ONLY be used for delivery of this Notice of Guaranteed Delivery.

        For this notice to be validly delivered, it must be received by the Depositary at the above address, or by fax, prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Blue Bird Corporation or D.F. King & Co., Inc., the Information Agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Blue Bird Corporation, a Delaware corporation ("Blue Bird"), upon the terms and subject to the conditions set forth in its Offer to Purchase dated September 14, 2018 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of (i) common stock of Blue Bird, $0.0001 par value per share (the "Common Stock") and (ii) 7.625% Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share (the "Preferred Stock" and together with the Common Stock, the "Shares"), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares to be tendered:                                      Shares.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

ODD LOTS

(See Instruction 13 of the Letter of Transmittal)

        As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding fewer than 100 shares of Common Stock may have their shares of Common Stock accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more shares of Common Stock, even if such holders have separate accounts or certificates representing fewer than 100 shares of Common Stock. Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares of Common Stock. The undersigned either (check one box):

☐	owns, whether beneficially or of record, an aggregate of fewer than 100 shares of Common Stock and is tendering all such shares; or
☐
is a broker, dealer, commercial bank, trust company, or other nominee that (i) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares of Common Stock and is tendering all such shares.

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):	(Please Print)

Signature(s):

Address(es)	(Include Zip Code)

Area code and telephone number:
☐ If delivery will be by book-entry transfer, check this box.

Name of tendering institution:

Account number:

 GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an "eligible guarantor institution," (as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at its address set forth above certificate(s) for the shares of Common Stock tendered hereby, in proper form for transfer, or, for shares of Common Stock and/or Preferred Stock tendered, a confirmation of the book-entry transfer of the Shares into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed email thereof) and any other required documents, within two trading days (as defined in the Letter of Transmittal) after the date of receipt by the Depositary.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares of Common Stock to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC's PTOP platform.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature
Address	Name (Print Name)
Zip Code	Title
(Area Code) Telephone No.	Dated: , 2018

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        NOTE: DO NOT SEND CERTIFICATES OF SHARES OF COMMON STOCK WITH THIS FORM. YOUR CERTIFICATES OF SHARES OF COMMON STOCK MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(iii)
ODD LOTS (See Instruction 13 of the Letter of Transmittal)
PLEASE SIGN ON THIS PAGE
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)